Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612
TRIANGLE CAPITAL CORPORATION REPORTS SECOND QUARTER 2010 RESULTS
RALEIGH, NC — August 4, 2010, Triangle Capital Corporation (NASDAQ: TCAP) (“Triangle” or the “Company”), a leading specialty finance company that provides customized financing solutions to lower middle market companies located throughout the United States, today announced its financial results for the second quarter of 2010.
Commenting on the quarter, Garland S. Tucker, III, President and CEO, stated, “Investment activity increased significantly during the second quarter and we are pleased to report increases in both total investment income and net investment income during the quarter. Our portfolio produced net realized gains during the quarter, and perhaps even more important, as we look toward future quarters, our existing portfolio companies continue to demonstrate many positive signs of economic growth, including increased backlogs, inventory expansion, and revenue and cash flow growth.”
Second Quarter 2010 Results
Total investment income during the second quarter of 2010 was $8.3 million, compared to total investment income of $6.6 million for the second quarter of 2009, representing an increase of 26.1%. The Company’s increase in investment income is primarily attributable to new portfolio investments made during 2009 and 2010 which resulted in an increase in total loan interest, fee, dividend and paid-in-kind interest income of approximately $1.8 million.
Net investment income during the second quarter of 2010 was $4.6 million, compared to net investment income of $3.2 million for the second quarter of 2009, representing an increase of 40.3%. The Company’s net investment income per share during the second quarter of 2010 was $0.38, based on a weighted average share count of 12,003,068, as compared to $0.41 during the second quarter of 2009, based on a weighted average share count of 7,924,772.
The Company’s net increase in net assets resulting from operations was $6.9 million during the second quarter of 2010, as compared to a net decrease in net assets resulting from operations of $2.9 million during the second quarter of 2009. The Company’s net increase in net assets resulting from operations was $0.57 per share during the second quarter of 2010 based on a weighted average share count of 12,003,068, as compared to a net decrease in net assets resulting from operations of $0.36 per share during the second quarter of 2009, based on a weighted average share count of 7,924,772.
The Company’s net asset value per share at June 30, 2010, was $11.08 as compared to $10.87 per share at March 31, 2010. As of June 30, 2010, the Company’s weighted average yield on its outstanding, currently yielding, debt investments was approximately 15.4%.

Liquidity and Capital Resources
At June 30, 2010, the Company had cash and cash equivalents totaling $44.9 million. Also, as of June 30, 2010, the Company had non-callable, 10-year, fixed rate Small Business Administration (“SBA”) guaranteed debentures outstanding totaling $154.5 million.
Commenting on the Company’s liquidity and capital resources, Steven C. Lilly, Chief Financial Officer, stated, “A core component of Triangle’s operational strategy has been to signal financial strength to our shareholders by maintaining significant liquidity levels on an ongoing basis. Our second SBIC license, which was approved by the SBA during the second quarter, further enhances our liquidity position by providing Triangle with up to $75.0 million of additional growth capital.”
Dividend Information
On June 1, 2010, Triangle announced that its board of directors had declared a cash dividend of $0.41 per share. This was the Company’s fourteenth consecutive quarterly dividend since its initial public offering in February, 2007. The dividend was payable as follows:
Record Date: June 15, 2010
Payment Date: June 29, 2010
Triangle has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend, stockholders who have not opted out of the DRIP will have their cash dividends automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash dividends.
When the Company declares and pays dividends, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the dividend allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes.
Recent Portfolio Activity
During the second quarter of 2010, Triangle made four new investments totaling approximately $32.0 million, five additional debt investments in existing portfolio companies totaling approximately $11.6 million and two additional equity investments in existing portfolio companies totaling approximately $0.5 million. Triangle sold one equity investment in a portfolio company resulting in a realized gain of approximately $3.5 million, and recognized a $3.0 million realized loss on the partial conversion of one debt investment to equity. In addition, Triangle had four portfolio company loans repaid at par totaling approximately $11.1 million during the second quarter of 2010. Significant new investments since March 31, 2010, are summarized as follows:
On April 19, 2010, the Company closed a $12.0 million investment in Media Temple, Inc. (“Media Temple”) consisting of subordinated debt, convertible debt and warrants. Media Temple is an industry-leading, privately held, web hosting and virtualization service provider based in California that provides businesses worldwide with reliable, professional-class services to host websites, email, business applications, and other rich Internet content.
On May 21, 2010, Triangle closed a $5.5 million investment in Minco Technology Labs, LLC (“Minco”). The investment consisted of subordinated debt and equity and was made in partnership with a financial sponsor and Minco’s management team. Headquartered in Austin, Texas, Minco is a processor, packager, and distributor of semi-conductors for use in military, space, industrial, and other high temperature, harsh environments.
On June 1, 2010, the Company closed a $5.0 million investment in Great Expressions Dental Centers (“GEDC”) consisting of subordinated debt and equity. Established in 1982, GEDC is one of the fastest growing dental practice management companies in the U.S. with locations in Florida, Michigan, Georgia, Virginia, Massachusetts and Connecticut.
On June 4, 2010, Triangle closed a $9.5 million investment in Energy Solutions International (“Energy Solutions”) consisting of subordinated debt and equity. Energy Solutions is a leading global supplier of pipeline management software for the oil and gas industry.
Subsequent to quarter end, on July 9, 2010, the Company closed a $5.5 million investment in Hatch Chile Co., LLC (“Hatch Chile”) consisting of subordinated debt with warrants. Hatch Chile is a food products company that distributes branded, green chile based cooking sauces and related canned chile and tomato products for retail customers, primarily in the Southwestern United States.
Conference Call to Discuss Second Quarter 2010 Results
Triangle has scheduled a conference call to discuss second quarter results for Thursday, August 5, 2010, at 10:00 a.m. ET.
To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until August 9, 2010. To access the replay, please dial 800-642-1687 or 706-645-9291 and enter the passcode 90127803.
Triangle’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website until November 30, 2010.
About Triangle Capital Corporation
Triangle Capital Corporation (www.TCAP.com) is a specialty finance company organized to provide customized financing solutions to lower middle market companies located throughout the United States. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions to fund growth, changes of control, or other corporate events. Triangle typically invests $5.0 - $15.0 million per transaction in companies with annual revenues between $20.0 and $75.0 million and EBITDA between $3.0 and $20.0 million.

Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.
Forward Looking Statements
This press release may contain forward looking statements within the meaning of the federal securities laws. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle’s filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC’s website at www.sec.gov. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.
Contacts
Sheri B. Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com
Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	June 30,	December 31,

	2010	2009
	(Unaudited)
Assets
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $184,000,602 and $143,239,223 at June 30, 2010 and December 31, 2009, respectively)	$183,794,529	$138,281,894
Affiliate investments (cost of $44,081,665 and $47,934,280 at June 30, 2010 and December 31, 2009, respectively)	35,048,700	45,735,905
Control investments (cost of $20,136,340 and $18,767,587 at June 30, 2010 and December 31, 2009, respectively)	22,471,048	17,300,171

Total investments at fair value	241,314,277	201,317,970
Cash and cash equivalents	44,885,473	55,200,421
Interest and fees receivable	1,051,665	676,961
Prepaid expenses and other current assets	261,749	286,790
Deferred financing fees	4,668,738	3,540,492
Property and equipment, net	39,212	28,666

Total assets	$292,221,114	$261,051,300

Liabilities
Accounts payable and accrued liabilities	$1,141,368	$2,222,177
Interest payable	2,433,873	2,333,952
Dividends payable	—	4,774,534
Taxes payable	52,348	59,178
Deferred revenue	37,500	75,000
Deferred income taxes	246,667	577,267
SBA guaranteed debentures payable	154,500,000	121,910,000

Total liabilities	158,411,756	131,952,108

Net Assets
Common stock, $0.001 par value per share (150,000,000 shares authorized, 12,074,184 and 11,702,511 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively)	12,074	11,703
Additional paid-in capital	140,279,496	136,769,259
Investment income in excess of (less than) distributions	(487,035)	1,070,452
Accumulated realized gains on investments	1,155,817	448,164
Net unrealized depreciation of investments	(7,150,994)	(9,200,386)

Total net assets	133,809,358	129,099,192

Total liabilities and net assets	$292,221,114	$261,051,300

Net asset value per share	$11.08	$11.03

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Investment income:
Loan interest, fee and dividend income:
Non-Control / Non-Affiliate investments	$5,217,203	$4,210,128	$10,018,845	$8,401,748
Affiliate investments	1,078,074	909,035	2,108,670	1,840,871
Control investments	369,325	243,021	722,470	480,978

Total loan interest, fee and dividend income	6,664,602	5,362,184	12,849,985	10,723,597

Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	1,135,906	790,578	1,963,507	1,610,520
Affiliate investments	303,246	203,775	565,923	378,036
Control investments	133,909	82,955	259,857	164,078

Total payment-in-kind interest income	1,573,061	1,077,308	2,789,287	2,152,634

Interest income from cash and cash equivalent investments	56,484	136,911	139,782	204,672

Total investment income	8,294,147	6,576,403	15,779,054	13,080,903

Expenses:
Interest expense	1,838,004	1,730,575	3,577,984	3,387,566
Amortization of deferred financing fees	99,630	87,649	196,061	178,310
General and administrative expenses	1,797,889	1,508,882	3,652,701	3,228,148

Total expenses	3,735,523	3,327,106	7,426,746	6,794,024

Net investment income	4,558,624	3,249,297	8,352,308	6,286,879

Net realized gains (losses) on investments — Non-Control/Non-Affiliate	(3,032,785)	848,164	(2,833,585)	848,164
Realized gain on investment — Affiliate	3,541,238	—	3,541,238	—
Net unrealized appreciation (depreciation) of investments	1,840,049	(6,918,419)	2,049,392	(10,523,563)

Total net gain (loss) on investments before income taxes	2,348,502	(6,070,255)	2,757,045	(9,675,399)
Provision for taxes	39,846	30,899	92,744	46,694

Net increase (decrease) in net assets resulting from operations	$6,867,280	$(2,851,857)	$11,016,609	$(3,435,214)

Net investment income per share — basic and diluted	$0.38	$0.41	$0.70	$0.84

Net increase (decrease) in net assets resulting from operations per share — basic and diluted	$0.57	$(0.36)	$0.92	$(0.46)

Dividends declared per common share	$0.41	$0.40	$0.82	$0.80

Distributions of capital gains declared per common share	$—	$—	$—	$0.05

Weighted average number of shares outstanding — basic and diluted	12,003,068	7,924,772	11,940,724	7,463,653

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2010	2009

Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$11,016,609	$(3,435,214)
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(58,216,292)	(9,193,735)
Repayments received/sales of portfolio investments	21,702,621	6,791,961
Loan origination and other fees received	1,157,860	175,000
Net realized gain on investments	(707,653)	(848,164)
Net unrealized depreciation (appreciation) of investments	(1,718,790)	10,854,802
Deferred income taxes	(330,600)	(331,240)
Payment-in-kind interest accrued, net of payments received	(1,483,865)	(1,655,206)
Amortization of deferred financing fees	196,061	178,310
Accretion of loan origination and other fees	(418,082)	(310,902)
Accretion of loan discounts	(312,106)	(203,742)
Depreciation expense	9,609	11,141
Stock-based compensation	545,670	323,295
Changes in operating assets and liabilities:
Interest and fees receivable	(374,704)	159,417
Prepaid expenses	25,041	(131,520)
Accounts payable and accrued liabilities	(1,080,809)	(585,250)
Interest payable	99,921	361,147
Deferred revenue	(37,500)	37,500
Taxes payable	(6,830)	(5,537)

Net cash provided by (used in) operating activities	(29,933,839)	2,192,063

Cash flows from investing activities:
Purchases of property and equipment	(20,155)	—

Net cash used in investing activities	(20,155)	—

Cash flows from financing activities:
Borrowings under SBA guaranteed debentures payable	32,590,000	—
Financing fees paid	(1,324,307)	—
Proceeds from public stock offerings, net of expenses	(21,001)	12,536,461
Common stock withheld for payroll taxes upon vesting of restricted stock	(234,912)	(66,900)
Cash dividends paid	(11,370,734)	(5,583,845)
Cash distributions paid	—	(352,366)

Net cash provided by (used in) financing activities	19,639,046	6,533,350

Net increase (decrease) in cash and cash equivalents	(10,314,948)	8,725,413
Cash and cash equivalents, beginning of period	55,200,421	27,193,287

Cash and cash equivalents, end of period	$44,885,473	$35,918,700

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,478,064	$3,026,419